Exhibit 99.2

Equitrans Midstream Launches as a Strong, Standalone Midstream

Company with a Premier Asset Footprint

“ETRN” Trading on NYSE Begins

PITTSBURGH (November 13, 2018) — Equitrans Midstream Corporation (NYSE: ETRN), one of the largest natural gas gatherers and transmission pipeline operators in the United States, with a premier asset footprint in the Marcellus and Utica Shale region, today announced that it has completed the previously announced spin-off from EQT Corporation (NYSE: EQT). As a standalone publicly traded company, Equitrans Midstream’s common stock begins “regular-way” trading today on the NYSE under the symbol “ETRN.”

The separation of EQT’s upstream and midstream businesses into two standalone companies — Equitrans Midstream Corporation and EQT Corporation — took effect at 11:59 p.m. (ET) on November 12, 2018 through a pro rata distribution of 80.1% of the outstanding common stock of ETRN. EQT shareholders retained their EQT shares and received 0.80 shares of ETRN common stock for each share of EQT common stock outstanding as of the close of business on November 1, 2018. EQT retained 19.9% of the outstanding common stock of ETRN.

“Today, we launch Equitrans Midstream as a powerful independent company with a very bright future,” stated Thomas F. Karam, president and chief executive officer. “Through its long history and unique asset position across the Marcellus and Utica shale region, EQT built and transformed its midstream business by capturing opportunities that achieved tremendous growth. ETRN now emerges with strong fundamentals and — as we work to deliver solutions for our customers and create additional value for our shareholders — our goal is to achieve the scale and scope of a premier, top-tier midstream company.”

ETRN’s strategy will focus on leveraging existing pipeline and storage infrastructure systems by developing organic growth projects that will expand its footprint across the Appalachian Basin with delivery to major demand markets. These organic projects will primarily involve gathering and transporting natural gas supplies from the most prolific natural gas basin in North America; increasing access to local, regional, and national markets; and providing water and other midstream services to producers across the Basin. Additionally, ETRN’s ongoing asset optimization efforts, disciplined capital spending, and operating cost control will create meaningful value for ETRN shareholders.

“During the past decade, EQT continued to build its midstream business in parallel with upstream growth to create one of the strongest midstream companies in the Appalachian Basin,” said Diana Charletta, chief operating officer of Equitrans Midstream. “We are laser-focused on the execution of our inflight projects, including the Mountain Valley Pipeline, which are expected to drive more than

50% growth in EBITDA over the next three years. During this same period, the strength of our customer relationships and associated contracts are expected to drive an increase in ETRN’s firm revenues, from 54% to approximately 60% of total revenue.”

ETRN owns the general partner interest and a 91.3% limited partner interest in EQGP Holdings, LP (NYSE: EQGP), which owns the general partner interest, all of the incentive distribution rights, and an approximate 17.9% limited partner interest in EQM Midstream Partners, LP (NYSE: EQM). ETRN holds an approximate 12.7% limited partner interest in EQM, which owns, operates, acquires and develops natural gas gathering, transmission and storage, and water services assets in the Appalachian Basin.

Through its ownership interests in EQGP and EQM, ETRN’s assets, located in southwestern Pennsylvania, northern West Virginia, and southeastern Ohio, are uniquely positioned across the Marcellus and Utica Shales. The Equitrans transmission and storage system provides flexibility to producers and marketers, as well as to demand customers through its diverse supply, numerous storage pools, and interconnectivity to other pipeline systems. Along with existing asset connectivity options, additional projects that are backed by firm commitments are currently underway. These projects include the Mountain Valley Pipeline, MVP Southgate, and several pipeline extensions to in-Basin power plants — all of which will increase the strategic nature of ETRN’s pipeline infrastructure system by accessing new and growing demand markets.

NON-GAAP DISCLOSURES

EQM Adjusted EBITDA

As used in this news release, EBITDA means net income attributable to EQM plus net interest expense, depreciation, amortization of intangible assets, payments on EQM’s preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and transaction costs less equity income, AFUDC - equity and adjusted EBITDA of assets prior to acquisition. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•                  EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or financing methods;

•                  the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders, including EQGP and ETRN;

•                  EQM’s ability to incur and service debt and fund capital expenditures; and

•                  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

ETRN believes that EQM adjusted EBITDA provides useful information to investors in assessing ETRN’s results of operations and financial condition. EQM adjusted EBITDA should not be considered as an alternative to EQM net income, operating income or any other measure of financial performance presented in accordance with GAAP. EQM adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EQM adjusted EBITDA may be defined differently by other companies in its industry, ETRN’s definition of EQM adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures.

ETRN is unable to provide a reconciliation of EQM’s projected adjusted EBITDA to EQM’s projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. Therefore, the reconciliation of projected EQM adjusted EBITDA to projected EQM net income is not available without unreasonable effort.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy and strives to provide a rewarding workplace and enrich the communities where its employees live and work. ETRN owns the general partner interest and a 91.3% limited partner interest in EQGP Holdings, LP (NYSE: EQGP) and a 12.7% limited partner interest in EQM Midstream Partners, LP (NYSE: EQM). EQGP owns the general partner interest, all of the incentive distribution rights, and a 17.9% limited partner interest in EQM.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com

About EQM Midstream Partners

EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As the third largest gatherer of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 2,130 miles of high- and low-pressure gathering lines.

For more information on EQM Midstream Partners, LP visit www.eqm-midstreampartners.com

About EQGP Holdings

EQGP Holdings, LP (EQGP) is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQM Midstream Partners, LP. Equitrans Midstream Corporation owns the general partner interest and a 91.3% limited partner interest in EQGP.

For more information on EQGP Holdings, LP, visit www.eqm-midstreampartners.com

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its subsidiaries, including the expected growth in earnings before interest, taxes, depreciation, and amortization and firm revenues. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those risks discussed in ETRN’s Registration Statement on Form 10 and other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and ETRN does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

Analyst/Investor inquiries:

Nate Tetlow

Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox

Director, Communications

412-395-3941

ncox@equitransmidstream.com